AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                            MEDLEY CREDIT ACCEPTANCE CORP.


                    The undersigned, Robert D. Press and Steven L. Edelson, certify that they are the President and Secretary, respectively, of MEDLEY CREDIT ACCEPTANCE CORP., a corporation organized and existing under the laws of the State of Delaware (the
          "Corporation"), and do hereby further certify as follows:

                    (1) The name of the Corporation is MEDLEY CREDIT ACCEPTANCE CORP.

                    (2) The original Certificate of Incorporation of the Corporation (then known as Premier Lease Concepts, Inc.) was filed with the Secretary of State of the State of Delaware on May 2, 1990.

                    (3)  This Amended and Restated Certificate of
          Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware (the "GCL").

                    (4) The text of the Certificate of Incorporation of the Corporation as restated hereby is restated to read in its entirety as follows:

                    FIRST:  Name.  The name of the Corporation is MEDLEY
                            ----
          CREDIT ACCEPTANCE CORP. (hereinafter the "Corporation").

                    SECOND:  Registered Office.  The address of the
                             -----------------
          registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware. This name of its registered agent at that address is Corporation Service Company.

                    THIRD:  Purpose.  The nature of the business or
                            -------
          purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the GCL.

                    FOURTH:  Capital Stock.  The total number of shares of
                             -------------
          stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, of which fifteen million (15,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock"), and ten million (10,000,000) shares shall be Preferred Stock of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock").

                    A.   Provisions relating to Preferred Stock.  Shares of
                         --------------------------------------
          Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                 (i)     The designation of such series.

                (ii) The number of shares initially constituting such series.

               (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

                (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                 (v) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

               (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

              (viii) Whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

                (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

                 (x) Any other relative rights, preferences and limitations.

                    B.   Provisions relating to Common Stock.
                         -----------------------------------

                 (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of Part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of Part A of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

               (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of Part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

                    FIFTH:  Compromise.  Whenever a compromise or
                            ----------
          arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
          Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                    SIXTH:  Board of Directors and By-Laws.  All corporate
                            ------------------------------
          powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. Directors need not be elected by written ballot. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

                    SEVENTH:  Limited Liability.  A director of the
                              -----------------
          Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

                    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    EIGHTH:  Indemnification.  The Corporation shall
                             ---------------
          indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses (including attorneys' fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                    NINTH:  Meetings of Stockholders.  Meetings of
                            ------------------------
          stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                    TENTH:  Amendment.  The Corporation reserves the right
                            ---------
          to amend, alter, change, restate or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    IN WITNESS WHEREOF, MEDLEY CREDIT ACCEPTANCE CORP. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Robert D. Press, its President, and attested by Steven L. Edelson, its Secretary, on this 29th day of May, 1997.

                                        MEDLEY CREDIT ACCEPTANCE CORP.


                                        By:  /s/ Robert D. Press
                                             ---------------------------
                                             Robert D. Press
                                             President

          ATTEST:


          /s/ Steven L. Edelson
          ----------------------------
          Steven L. Edelson
          Secretary